CONFIDENTIAL TREATMENT REQUESTED FOR ALL BRACKETED ([])
INFORMATION.  THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED AND
FILED SEPARATELY WITH THE COMMISSION.



                                DATED 01.10.1998




                        (1)Philipp Brother Chemicals Inc

                                 (2)BOC Limited


                                    AGREEMENT

                                       FOR

                                    SUPPLY OF

                                 CALCIUM CARBIDE

                                      INDEX
                                      -----




Clause Number                               Heading
-------------                               -------

1                                           Definitions
2                                           Supply of Products
3                                           Duration and Termination
4                                           Volumes
5                                           Price
6                                           Purchasing Procedures
7                                           Conditions of Sale
8                                           Force Majeure
9                                           General Provisions


Schedule
--------

1                                           Specification
2                                           Conditions of Sale


93652.6
                                                         2

THIS AGREEMENT is made the 1 day of October 1998.

BETWEEN

(1) Philipp Brothers Chemicals, Inc. with principal offices at 1 Parker Plaza, Fort Lee, NJ07024 USA (PB)

(2) BOC Limited, a British company with principal offices at The Priestley Centre, 10 Priestley Road, The Surrey Research Park, Guildford, Surrey GU2 5XY (BOC)

IT IS AGREED as follows:

I.       Definitions
         -----------

1.1      In this Agreement:

         "Products" means calcium carbide to the specification set out in
         Schedule 1.

         "Year" means any period commencing on 1 October and ending on the following 30 September.

         "Tonne" means a metric tonne, being 1000 kilograms, or 2205 pounds.

         "Container" means a bulk package for supply of Products holding between
         1.45 and 1.65 tormes.

2.       Supply of Products
         ------------------

2.1 PB shall supply and BOC shall purchase Products in accordance with the provisions of this Agreement.

2.2 Products shall, unless otherwise agreed in writing, be delivered to BOC's acetylene works in the United Kingdom or, in the case of deliveries to Ireland, on a CIF Dublin basis.

2.3 For each shipment a certificate of analysis containing the data shown in Schedule I will be faxed to the BOC department which has ordered the Products.

2.4      Delivery shall be in accordance with Incoterms 1990.

2.5 Products delivered shall conform to the BOC Calcium Carbide Purchase Specification attached to this Agreement as schedule I, or the latest version thereof.

2.6 Products shall be packed and labeled safely and in accordance with the detail set out on schedule 1 of this agreement.

2.7 Arrangements for the supply of Products to other BOC's Group companies around the world shall be covered, if appropriate, by another separate agreement.

3.       Duration and Termination
         ------------------------

3.1      This Agreement shall be for an initial period commencing on 1      1998
         and ending on 30 September 2003, and shall continue thereafter unless and until terminated by either party giving to the other not less than 12 months' notice in writing expiring on, or after, 30 September 2003.

3.2 Notwithstanding the provisions of clause 3.1 BOC may terminate this Agreement forthwith by notice in writing sent to PB upon the bankruptcy, insolvency or liquidation of PB (except for a voluntary liquidation to effect a reconstruction in such manner that the resulting company effectively assumes the obligations imposed on PB under this Agreement);

3.3 Notwithstanding the provisions of 3.1, either party may terminate this Agreement forthwith by notice in writing sent to the other if:

         3.3.1 the other party commits a material irremediable breach of any term of this Agreement;

         3.3.2 the other party remains in breach of any other term of this Agreement 50 days after the aggrieved party has given notice to remedy the same.

3.4      Upon termination of this Agreement from any cause:

         3.4.1    all BOC's debts to PB shall become due and payable;

         3.4.2 no rights already accrued shall be affected but neither party shall be liable to the other for loss, damage or compensation arising out of lawful termination;

         3.4.3    BOC shall have the right to purchase up to [                 ]
                  of a type used to Supply this Contract [                     ]

4.       Volumes
         -------

4.1      PB shall supply BOC's total requirements of Products for consumption in
         [                      ]

4.2      BOC estimates that its demand for Products will be [                  ]
         in the year commencing 1 October 1998. This volume is solely an estimate and shall in no way be considered legally binding on BOC but is purely to assist PB in planning.

5.       Price
         -----

5.1 For shipments made from the date of this Agreement until and including 30 September 1999 or beyond if no amendment is requested, the price shall be:

         1.       For deliveries to [              ] per tonne

         2.       For deliveries to [              ] per tonne

         The price invoiced shall be that ruling on the date of delivery and will be subject to any charged tax and/or government duty or tax applicable, unless agreed otherwise in writing.

5.2 On 1 October 1999 and each subsequent 1 October for the duration of the Agreement the price of the Products is liable to amendment by the lowest of the following:

         a)       [                                    ] increase in price
                  during the previous year;

         b)       [                                  ] costs for the six months
                  from 1 January of the current year versus the supply costs for the six months from 1 January of the previous year. Using the same accounting conventions and costing methods as used in the previous year.

         c)       A maximum annual increase of [              ]

         PB shall give BOC a minimum of two months written notice of their intended variation in price.

5.3      [



                                                                               ]

5.4      PB shall at BOC's request provide an auditor's certificate confirming
         the [                           ]

6.       Purchasing Procedures
         ---------------------

6.1 In order to assist with PB's production and delivery planning, BOC shall during June in each year provide to PB an estimate of the volume of Products that it will require under this Agreement in the next Year, together with an indication of scheduled delivery times, and such other information as may be requested that is relevant and non confidential to BOC. This estimate and schedule shall in no way be considered legally binding on BOC but is purely to assist PB in planning.

6.2 BOC shall place purchase orders on PB for the volumes of Products it requires from PB. BOC shall state its delivery requirements and PB shall use best endeavors to meet such requirements.

6.3 PB shall maintain adequate stocks of Products at all times to supply BOC's reasonable requirements. PB shall also inform BOC a minimum of 3 months before a planned shutdown and shall ensure, in consultation with BOC, that enough Products are held in stock exclusively for BOC to meet BOC's reasonable demand over the expected shutdown and restart period plus an additional amount to cover a 20% overrun in down time.

7.       Conditions of Sale
         ------------------

7.1 BOC's conditions of purchase shall apply to this Agreement unless superseded by a clause within this Agreement or its attached schedules.

7.2 An invoice for the Products shall be issued by the end of the month of delivery, and payment shall be issued by the end of the month following the month of invoice.

7.3 Any recommendation or suggestion relating to the use of the goods made by PB, either in technical literature or in response to specific enquiry or otherwise, is given in good faith; it is for BOC to satisfy itself of the suitability of the goods for its own particular purpose. PB gives no warranty as to the fitness of the goods for any particular purpose and any implied warranty or condition (statutory or otherwise) is excluded except insofar as such exclusion is prevented by law.

7.4 PB's liability in contract or tort for any loss or damage (other than for death or personal injury) arising directly or indirectly out of the supply of or use of the goods or the packages in which the goods are delivered shall be limited to (pound)1,000,000 per instance.

7.5 PB shall provide BOC with health and safety information and product literature concerning the Products and their use. Should BOC require any further information or advice in connection with safe use of the goods in question, BOC shall immediately contact PB.

7.6 The property and risk in the goods shall remain in PB until, and shall pass to BOC at, delivery. Delivery shall be in accordance with the provisions of INCOTERMS 1990.

7.7 All claims for damage to the Products in transit must be submitted in writing to PB within 30 days of delivery.

7.8 As soon as is reasonably practical, and in any event within 30 days of receipt of the goods, BOC shall examine them for the purpose of ascertaining whether they conform to the Agreement. If such goods do not conform, BOC shall immediately give written notice thereof to PB with sufficient particulars.

7.9 PB warrants that clause 1.3 within the schedule 1 shall apply and, where appropriate, credits will be issued for Products Supplied with low yields.

8.       Force Majeure
         -------------

         Neither party shall be liable to the other for any loss or damage which may be suffered as a direct or indirect result of performance by that party being prevented, hindered or delayed by reason of circumstances or events beyond that party's reasonable control including, but not limited to, act of God, war, riot, strike, lockout, trade dispute or labor disturbance, flood, storm, or tempest.

         If performance is so delayed or prevented for more than 90 days, either party may terminate this Agreement with immediate effect. During this period BOC may purchase its requirements for Products elsewhere.

9.       General Provisions
         ------------------

9.1 Any notice hereunder shall be in the English language and shall be sent to the latest advised contact and address responsible for managing the Agreement. Currently they are:

         John Needell                      George Moffett
         BOC Gases                         Ferro Metal and Chemical Corp. Ltd.
         The Priestley Centre              179 Kings Road
         10 Priestly Road                  Reading
         The Surrey Research Park          RG1 4EX
         Guildford Surrey
         GU2 5XY

         Fax: +44 (0) 1483 303921          +44 (0) 118 950 92316
         Tel:. +44 (0) 1483 244285         +44 (0) 118 959 1961

9.2 No variation, modification or waiver of any of the terms of this Agreement shall be valid unless made in writing and signed on behalf of both parties.

9.3 Neither Party can assign this Agreement without prior written consent of the other Party, such consent shall not be withheld unreasonably.

9.4 The creation, performance and discharge of this Agreement shall be governed by the laws of England and its interpretation shall be subject to the non-exclusive jurisdiction of the English Courts.

9.5 All details of this Agreement and the activities of both companies associated with it shall remain confidential between the two parties until one year after the termination of the Agreement

9.6      The safety contacts for this contract are

         Dave Hook                                   J C Borke
         BOC Gases                                   Odda Smelteverk AS
         The Priestley Centre                        PO Box 68
         10 Priestley Road                           5751 Odda
         The Surrey Research Park                    Norway
         Guildford
         GU2 5XY

         Fax:     +44 (0) 1483 505921                +
         Tel:     +44 (0) 1483 244161                +47 536 48691


Attachments to Agreement

SCHEDULE 1. CALCIUM CARBIDE PURCHASE SPECIFICATION

SCHEDULE 2. BOC LIMITED CONDITIONS OF PURCHASE


         IN WITNESS whereof this Agreement has been duly executed after the Schedules


         Signed for and on behalf of Buyer    Signed for and on behalf of Seller

         /s/ John Needell                     /s/ Jack C. Bendheim

         Name   J. Needell                    Name   J. C. Bendheim
             -----------------------------        ------------------------------

         Position   Supply Manager            Position  Pres.
                 -------------------------            --------------------------
         Date    4 Aug '98                    Date     Sept. 7, 1998
             -----------------------------        ------------------------------

Iss/Rev:          uk1
Date:             11/06/96
Page:             1 of 4
Document Title :           CALCIUM CARBIDE PURCHASE SPECIFICATION
--------------------------------------------------------------------------------

1.0      Product

1.1      General

Calcium Carbide purchased by BOC Gases, for the generation of [                ]
except as may be specified in the additional requirements set out below. The BOC
Group operates a number of different sizes and types of [                      ]
in its subsidiary companies around the world. Where specific requirements are necessary to suit these plants, these are detailed in Appendices to this specification. Calcium carbide suppliers must pay careful attention to both the body and appendices of this specification in order to fully meet BOC Gases' requirements.

1.2      Size and Dust content

1.2.1    Graded Size

Graded sizes of calcium carbide shall be as set out in [                      ]
The size range to be supplied shall be [                      ]

1.2.2    Limits of oversize and undersize

Calcium carbide will only be accepted if all the following conditions are met:

o Needle like pieces must be no more than 1.5 times the upper limit of the particle size

o        No more than 5% may be oversize and no more than 15% may be undersize

o        Of undersize product, at least 70% must be of the next finer size

o        100% of oversize product must be of the next coarser size

o Oversize pieces of 50/80 must pass through a test sieve of 90mm hole size in accordance with DIN 4187

1.2.3    Dust

[
                                    ]

Iss/Rev:          uk1
Date:             11/06/96
Page:             2 of 4
Document Title :           CALCIUM CARBIDE PURCHASE SPECIFICATION
--------------------------------------------------------------------------------

1.3      Gas Yield

1.3.1    Gas yield

[



                                                                       ]

1.3.2    Shortfall from specified yield

[                                                      ] Any such carbide will
be returned to the supplier, freight collect, and the supplier will issue a full credit to BOC Gases for the carbide and any freight costs incurred.

1.4      Purity of Gas Generated

1.4.1    Phosphine

[


                                                     ]

1.4.2    Hydrogen Sulphide

The level of hydrogen sulphide in the [                                ] shall
not [                      ]

1.4.3    Ammonia (and derivatives of ammonia)

The level of ammonia in the [                                 ] shall not
[                               ]

1.5      Residual Products

may result in environmental or Calcium carbide supplied shall react with water
to form [                      ] leaving residual sludge, which is essentially
[             ] Metallic inclusions and other foreign bodies cause serious
operational problems, may cause dangerous blockages of [                      ]

Iss/Rev:          uk1
Date:             11/06/96
Page:             3 of 4
Document Title :           CALCIUM CARBIDE PURCHASE SPECIFICATION
--------------------------------------------------------------------------------

1.5.1    Metallic inclusions

Metallic inclusions in calcium carbide shall be less than [
                                                                              ]

1.5.2    Other residual products

Particles of brick, stones and other nonmetallic products must be less than [
                                                                               ]

1.6      Test Certificate

For each consignment, the manufacturer shall provide a Test Certificate showing the average gas yield, phosphine, hydrogen sulphide, ammonia, arsenic, silicon and metallic residual content, determined in their laboratory, plus size grading and net weight. The specific packing date, batch number to which the certificate refers must be clearly designated on the certificate.

1.7      Packaging

Calcium carbide will be packed in bulk containers or in sealed, unlined steel
drums. Steel drums shall have capacity of [                   ] The drums will
be palletised with each pallet load not to exceed [                           ]
The palletised drums will be strapped and the pallets stacked in a shipping container in a stable and safe manner, so that the shipping container can be unloaded by forklift truck at BOC Gases' sites, without manual handling of
individual drums. Pallets shall have either [                             ]
drums on, as directed by BOC.

Packaging requirements are determined by individual countries legislation.

1.8      Marking and Labeling

Marking and labeling will generally be covered by individual countries legislation. As a minimum, all drums must be identified with the following:

         Trade name (if applicable) & Product description "Calcium carbide" UN number "UN1402",
         Name of Consignee, Name of Supplier, Country of Origin Emergency contact details
         The appropriate Hazard Diamond for flammable solids "Class 4.3"
         Mesh Size

Iss/Rev:          uk1
Date:             11/06/96
Page:             4 of 4
Document Title :           CALCIUM CARBIDE PURCHASE SPECIFICATION
--------------------------------------------------------------------------------

         Net Weight
         Date of Filling & Batch Number

The (external) shipping container shall be marked on both sides and both ends by a label or sign bearing the class label and the UN number, such sign to be not less than 250 mm square.

1.9      Complaints

Any complaints about product quality or packaging will be referred to the supplier within 30 days of receipt of the shipment at the consignee's plant. Product which is subject to any complaint shall be quarantined until the issue is resolved.

                       BOC Limited conditions of purchase

1.       Introduction and Definitions

1.1      Incorporation of These Conditions
         The following Conditions of Purchase apply to and are deemed to be incorporated in the Purchase Agreement ("Purchasing Agreement") or Purchase Order ("Purchase Order") set out overleaf relating to the supply of goods ("Goods") and / or services ("Services"). Purchasing Agreements, contracts concluded by call-off Purchase Orders under, Purchasing Agreements, and contracts concluded by the suppliers acceptance of independent Purchase Orders are all covered by the expression "Purchase Contract".

1.2      Exclusion of The Supplier's Conditions
         These Conditions exclude any terms and conditions proffered by the person, firm or company ("the Supplier") with whom the Purchasing Agreement is made or to whom the Purchase Order is addressed, unless the contrary is expressly and specifically agreed in writing by BOC. They are in addition to and without prejudice to BOC's rights at common law or by statute as purchasers.

1.3      BOC
         "BOC" means the BOC Company as stated on the Purchase Order of Purchase Agreement.

2        General

2.1      Purchase Orders
         BOC will be responsible for payment for Goods or Services only if ordered on an official BOC Purchase Order form.

2.2      Variations
         Neither BOC nor the Supplier shall be bound by any variation to a Purchase Contract, except as agreed in writing by both parties by means of a Purchasing Agreement Amendment or Purchase Order Amendment (as appropriate).

2.3      Acceptance
         In the case of Purchase Orders calling off Goods or Services under a Purchasing Agreement, the contract for the Goods or Services in question shall be complete and binding as soon as the Purchase Order is received by the Supplier (the Purchasing Agreement being deemed to constitute a standing offer which is accepted by the Purchase Order). The terms of the Purchasing Agreement shall apply and prevail over any of these Conditions or any terms of a Purchase Order which are inconsistent with the Purchasing Agreement.

2.4      Price

         2.4.1 Prices shall remain firm and fixed and shall not be subject to any increase or escalation whatsoever for the duration of the Purchase Contract (unless a variation to a Purchasing Agreement is agreed by means of a BOC Purchasing Agreement Amendment).

         2.4.2 Unless otherwise stated in the Purchasing Agreement of Purchase Order, and subject to 2.4.3 below, the price of Goods shall be inclusive of the cost of carriage and packing and the price of Goods or Services shall be inclusive of the cost of carriage and packing and the price of Goods or Services shall be inclusive of any duties, taxes (other than VAT), royalties, tariffs or other impositions chargeable or liveable on Goods or Services, and of any other sums whatsoever payable to any person in respect of Goods or Services.

         2.4.3 Where applicable VAT shall be paid by BOC at the rate ruling at the time of supply.

2.5      Payment
         Unless otherwise specified, payment instructions for the Goods or Services shall normally be issued by the end of the month following the month of invoice, which shall be rendered promptly after delivery and acceptance of Goods or performance of Services.

2.6      Termination for breach or Bankruptcy
         If the Supplier is in breach of any obligation under a Purchase Contract or Commits any act of bankruptcy or, being a company, goes into liquidation, has a receiver appointed or has an administration order made, then, notwithstanding any previous waiver, BOC shall be entitled to terminate the Purchase Contract immediately by written notice, but without prejudice to any then existing rights of either party, and to enter the Supplier's premises and remove any property of BOC.

2.7      Assignment and Subletting
         Purchase Contracts are made with the Supplier on the basis that the Goods will be supplied and/or the Services performed by the Supplier and no assignment or subletting may be made (except in minor respects) without the specific written consent of BOC.

2.8      Materials Provided by BOC
         The supplier shall be fully responsible for any loss or damage to any free issue materials or to any BOC materials, equipment or other property whist in the Suppliers possession for any purpose connected with the Purchase Contract, and will promptly replace or repair as required by BOC, at the Suppliers own cost, any equipment or other property lost or damaged by the supplier.

2.9      Confidentiality/Proprietary Rights
         All plans, drawings, specifications, patterns or other technical information, artwork or origination provided by BOC, relating to the Goods or Services and all information provided by BOC or otherwise acquired by the Supplier relating to BOC's business shall remain the property of BOC, and (if in documentary form) forthwith upon completion of the purchase Contract shall be returned to BOC in good condition. No such plan, drawing, specification, pattern, information, artwork or origination shall be shown nor its contents disclosed to any other person, nor shall it be copied or used for any purpose other than for the completion of the Purchase Contract.

2.10     Public Knowledge, etc.
         The provisions of Clause 2.9 shall not apply to information already known to the Supplier through sources owing no obligation of confidence to BOC. Or which becomes public knowledge otherwise than through the default of the Supplier.

2.11     Publicity
         The Supplier shall make no reference to BOC in its advertising or literature or correspondence (other than correspondence concerning the Purchase Contract) without BOC's prior agreement in writing.

2.12     Indemnity and Insurance

         2.12.1 The Supplier shall indemnify BOC against any liability, loss, cost, expense, damage or injury in consequence of a defect in design (other than a design made, furnished or specified by BOC), materials or workmanship or any breach by the Supplier of a Purchase Contract, save to the extent that such liability, loss, cost, expense, damage or injury is due to the negligence of BOC.

         2.12.2 Unless otherwise stated in the Purchase Contract, the Supplier shall be deemed to have arranged for, and the Supplier's price shall be deemed to include the cost of, all necessary insurances. In particular, insurance must be effected for:

                           (i)      Public liability for not less than
                                    (pound)1,000,000 for any one incident.
                           (ii)     Product liability for not less than
                                    (pound)1,000,000 for any one incident
                                    subject to an aggregate of not less than (pound)2,000,000 each year.
                           (iii) Employer's Liability Insurance Evidence of these insurances shall be produced on request.

2.13     Legal Construction

         2.13.1 The Purchase Contract, acceptance, all correspondence, specifications and other documents shall be in the English Language.

         2.13.2 These conditions and the Purchase Contract shall be governed by and construed in accordance with English Law.

         2.13.3 Headings to Clauses are for guidance only and do not form part of these Conditions.

         2.13.4 References to Acts in these conditions are deemed to include regulations thereunder and any amending legislation.

3.       Supply of Goods

3.1      Expediting
         BOC's staff or nominees shall be given access at all reasonable times to the Suppliers works and premises, or those of its subcontractors, in order to view and expedite work in progress.

3.2      Inspection and Training
         The Supplier shall comply with the inspection and/or testing requirements stated in the Purchase Contract. The Supplier is to advise BOC at least seven days in advance when material will be ready for inspection and/or testing. BOC's inspection shall not relieve the Supplier from its guarantee or any obligation or responsibility to furnish satisfactory material. BOC shall be entitled to waive inspection at any point of manufacture, without prejudice to its right to reject unsuitable material or equipment after arrival at destination.

3.3      Delivery

         3.3.1 The Goods, properly packed and secured, shall be delivered by the Supplier at the time and at the place and in the manner specified in the Purchase Contract.

         3.3.2 The time stipulated for delivery or completion may not be altered without the express written consent of BOC.

         3.3.3 An Advice Note shall be sent by the Supplier to the BOC address specified on the Purchase Contract on the same day as the Goods are dispatched. The Advice Note shall reference the BOC order number, quantities, item numbers, part numbers and descriptions cross referenced to the Purchase Order and clearly state the contents of the consignment.

         3.3.4 A Delivery Note containing the same information as the Advice shall accompany the Goods on delivery.

3.4      Title and Risk

         3.4.1 Title to all or any part of the Goods shall pass to BOC on the earlier of:
                  - identification or allocation of such goods to the Purchase
                    Contract
                  - payment for such Goods
                  - delivery of such Goods

         3.4.2 Risk in all or any part of the Goods shall be with Supplier and shall only pass to BOC on delivery of such Goods.

3.5      Rejection
         BOC shall be entitled, by notice in writing given within a reasonable time after delivery, to reject Goods delivered which are not in accordance with the Purchase Contract.

3.6      Storage
         If, for any reason, BOC is unable to accept delivery of the Goods at the time specified in the Purchase Contract, the Supplier shall, by prior agreement with BOC, store the Goods and take all reasonable steps to maintain them in a merchantable condition. BOC shall, subject to written agreement, reimburse the Supplier for the reasonable costs of such storage actually incurred.

3.7      Intellectual Property, Patents and Design Work

         3.7.1 The Supplier warrants that the Goods to be supplied do not infringe any intellectual property rights including patents, designs (whether registered or not), copyright and trade marks, and undertakes to indemnify BOC against all royalties or licence fees (to the extent not specifically provided for) and against all damages, losses or costs suffered by BOC in respect of any breach of this warranty. The Supplier will give BOC all such support and assistance as BOC reasonably requires in defending any claim that the Goods infringe and intellectual property right. If it should come to BOC's knowledge that a claim may arise under this warranty. BOC reserves the right to determine the Purchase Contract forthwith on written notice and without further liability.

         3.7.2 All intellectual property rights, including patents, trademarks, designs and copyright, arising from work conducted by the Supplier for the purpose of producing Goods specifically for BOC shall belong to BOC, unless specifically agreed otherwise by BOC in writing, and the supplier agrees at BOC's expense to execute all documents and do all such other things as may reasonably be required to assign such rights to BOC. All copies of any designs and drawings and of any other relevant documentation prepared by the Supplier or any third party on its behalf for such purpose shall be provided to BOC on request.

3.8      Statutory Requirements

         3.8.1 It is condition of the Purchase Contract that the Goods supplied should conform in all relevant respects with the requirements of the Health and Safety at Work, etc Act 1974 and comply with any other applicable Act, Regulation, Directive or Code of Practice.

         3.8.2 Information and advice regarding the transporting, storage, operation or use of the Goods, together with notice of potential hazards and safety precautions to be taken, shall be provided to BOC in writing with the Goods, unless BOC and the Supplier agree that they should be provided earlier.

3.9      Printed Supplies and Services
         If the Purchase Contract is for the provision of printed supplier's photographs and/or associated services (referred to in this Clause as "the Work") then

         (i) the Supplier agrees to assign to BOC copyright and property in the Work prepared by it for BOC under this Purchase Contract on completion thereof and undertakes to provide BOC, on request and free of charge with all designs under takes to provide BOC on request and free of charge with all designs. drawings, illustrations, film negatives, positives. bromides, proofs, photographs, special tools (including dies, cutters and moulds) and any other material associated with the Work.

         (ii) if the Supplier assigns or sublets any area of the Work to any person who is not a party to the Purchase Contract, the Supplier shall ensure that such person agrees to be bound by this Condition as though a party to the Purchase Contract failing to do so, including any claim made by such person which it could not make if it were a party to the Purchase Contract.

4.       Supply of Services

4.1      Performance
         Services shall be performed by competent trained staff to the reasonable satisfaction of BOC.

4.2      Complaints
         Without prejudice to any other rights of BOC, any complaint by BOC will be investigated immediately by the Supplier and the Supplier will., upon BOC's written request, as soon as practicable at its own cost remedy any defects in the Services, or perform the Services again, to BOC's reasonable satisfaction.

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4.3      Statutory Requirements
         The supplier shall observe the provisions of any statute, regulation or statutory instrument applicable for the time being to the Services, including the Health and Safety at Work, etc Act 1974.

4.4      Work on Site
         If under the terms of the Purchase Contract the Supplier's employees are required to work on BOC site the following Clauses 4.5 to 4.7 will apply.

4.5      Responsibility
         Materials used or to be used are at the Supplier's risk until completion of the Purchase Contract and acceptance of the work.

4.6      Regulations
         The Supplier must at all times abide by BOC's Rules and Regulations at BOC sites, details of which will be made available by the Branch or Depot Manager of the site concerned. Particular attention must be paid to the site safety rules, "No Smoking" requirements and other warming signs.

4.7      Site Clearance
         The Supplier shall when required by BOC's site engineer or nominated representative, carry away excavated and other unwanted material arising from the execution of any works by the Supplier and shall from time to time, as works progresses, remove all surplus materials, debris, rubbish, temporary erections, etc and shall on completion leave the site clear and tidy to BOC's satisfaction. These duties shall be performed at the Supplier's cost.

5.       Warranty
         If within [                               ] after putting into service
         Zof the Goods (but not more than [                              ] after
         delivery) BOC gives written notice to the Supplier of any defect in the Goods arising under proper use from faulty design, materials or workmanship, the Supplier shall at its own cost (including labour, dismantling, reassembling, transport and other incidental costs) immediately, and without prejudice to any other right of BOC, repair or replace the defective Goods. If any such defect or damage is not remedied within, a reasonable time, BOC may proceed to do the work at the Suppliers risk and expense, provided that the work to be undertaken is carried out by competent personnel. Such repair or replacement shall be covered by a further equivalent guarantee period.

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